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                                  Exhibit 23.2

               Consent Of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements of eSynch Corporation our report dated March 8, 2001, with respect to the consolidated financial statements of eSynch Corporation, included in the Annual Report on Form 10-KSB for the year ended December 31, 2000:

No. 333-33296                           No. 333-55510
No. 333-51986                           No. 333-57320

                          /s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 30, 2001